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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Current Report on Form 8-K of Rental Service Corporation of our report dated May 6, 1997, with respect to the combined financial statements of Industrial Air Tool as of March 31, 1996 and 1997 and for the years then ended, included in the Registration Statement (Form S-1 No. 333-26753) and related Prospectus of Rental Service Corporation for the registration of 5,520,000 shares of its common stock, filed with the Securities and Exchange Commission on May 29, 1997.


                                                      /s/ ERNST & YOUNG LLP


Phoenix, Arizona
June 3, 1997